Exhibit 10.1

                        ASSET PURCHASE AND SALE AGREEMENT
                        ---------------------------------

1. THIS ASSET PURCHASE AND SALE AGREEMENT (Agreement) is entered into as of March 1, 2004 by and among HAMPTON & HAMPTON, P.A., a Kansas corporation with a principal place of business located at 1501 Kansas St, Great Bend, Kansas (Purchaser), and W.H. Williams CPA, INC., a Kansas corporation with a principal place of business located at 113 S. Mahaffie, Olathe, KS (Seller) and to close on or before September 30, 2004.

                              W I T N E S S E T H:

WHEREAS, Seller is willing to sell to Purchaser and Purchaser is willing to buy from Seller, upon the terms and conditions hereinafter set forth, all right, title and interest of the Seller in and to its Assets (as hereinafter defined) (such business is hereinafter collectively called the Seller's Business), as more fully set forth in this Agreement; and

WHEREAS, Purchaser is a wholly owned subsidiary of Tels corporation, a Utah corporation, whose common stock is publicly traded on the Pink Sheets under the symbol TELS.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS

1.1 DEFINED TERMS-Where used herein or in any amendments hereto, the following terms shall have the following meanings except as defined otherwise in this Agreement.

1.2 ASSETS means those assets to be conveyed hereunder as more fully set forth in Section 2.1 below and the attached Schedule A.

1.3 BUSINESS means the business operations presently and heretofore carried on by Seller at its current place of business located at 113 S Mahaffie, Olathe, Kansas.

1.4 BUSINESS DAY means any day except Saturday, Sunday, or any statutory holiday in the State of Kansas.

1.5 CLOSING DATE means September 30, 2004 or such other date as may be mutually agreed upon in writing by the parties hereto.

1.6 PURCHASE DOCUMENTS means this Agreement and all other agreements, documents or instruments to be executed in connection with this Agreement.

2. PURCHASE OF ASSETS AND PURCHASE PRICE

2.1. Sale of Assets. The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good and valid title to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, Assets shall mean and include the following: (a) all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles), including any assets acquired by the Seller during the Pre-Closing

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Period; and (b) any other assets that are owned by any other Related Party and that are needed for the conduct of, or are useful in connection with, the business of the Seller; provided, however, that the Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:

A. All accounts receivable, notes receivable, and other receivables of the Seller;

B. All inventories and works-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to services performed or products sold on behalf of the Seller on or prior to the Closing Date;

C. All equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements, and other tangible assets of the Seller;

D. All advertising and promotional materials possessed by the Seller;

E. All Proprietary Assets and goodwill of the Seller, including the right to use the name W.H. Williams and any variations thereof;

F. All rights of the Seller under the Seller Contracts;

G. All Governmental Authorizations held by the Seller;

H. All books, records, files, and data of the Seller;

I. All customers lists including, but not limited to, Seller's database of past, current, and potential customers; and

J. All assets shown on Schedule "A".

A. Without in any way limiting the generality of the foregoing, Purchaser shall not assume any obligation or liability of Seller with respect to the following
(i) any transaction involving Seller occurring after the Closing Date; (ii) any liability of Seller for federal, state or local taxes, fees, assessments or other similar charges (including without limitation income taxes, real estate taxes, payroll taxes and sales taxes); (iii) any liability for services performed by Seller on or prior to the Closing Date; (iv) except as expressly provided in this Agreement, any responsibility of Seller with respect to salary, wages, vacation pay, savings plans, severance pay, deferred compensation, or other obligations for the benefit of any employee of Seller, including pension benefits accrued (vested or unvested), or arising out of their employment through the Closing Date for which Seller shall be liable; (v) any liability or obligation incurred in connection with or related to the transfer of the Assets pursuant hereto including, but not limited to sales taxes, transfer taxes or stamp taxes; (vi) any liability of any kind whatsoever resulting from the failure of Seller to comply with the requirements of all applicable building, fire, zoning and environmental laws, laws relating to occupational health and safety and other laws applicable to Seller or the conduct of its business; (vii) any liability under any Assumed Contract to the extent such liability arises out of Seller's failure to perform its obligations thereunder to the extent performance is due on or prior to the Closing Date; (viii) any liability of Seller to Seller's stockholders or their relatives or friends; (ix) any indebtedness of Seller to any banks or other lending institutions; (x) liabilities in respect of any pension, profit sharing or other employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA) of Seller; and (xi) any liability, obligation or account payable of Seller not listed on Schedule 2(e).

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2.3 Purchase Price. Purchaser shall pay to Seller for the Assets shown on
Schedule A and for the real estate to be purchased in accordance with Sub-paragraph B of this Paragraph 2.3 herewith, a total of $275,000 (the Purchase Price) as follows:

(A) A total of $275,000 to be paid as follows:

$ 50,000 at Closing

$ 125,000 on or before 4-15-05

$100,000 see Real Estate Contract referred to in Sub-paragraph B of this Paragraph 2.3. (see amortization)

The payment of the $175,000 shall be allocated to the purchase of the business, client accounts and equipment. The remaining $100,000 shall be allocated to the cost of the building, which is being transferred as part of this transaction.

(B) The remaining $100,000, to be allocated for the purchase of the real estate in accordance with the terms of the contract for deed ("CONTRACT FOR DEED")attached hereto and incorporated herein by reference, the major terms of which call for the warranty deed transferring the real estate to the purchaser to be held in escrow by the escrow agent in accordance with the terms of the escrow agreement ("ESCROW AGREEMENT") attached hereto and incorporated herein by reference, which requires the escrow agent to release said warranty deed upon payment of the $100,000 principal amount together with interest on the outstanding principal balance at the rate of 8.5% per annum to be paid over a period of 122 months commencing on the first day following the Closing at the rate of $1,200 per month with a final balloon payment of all interest and principal due and payable on the IST day of the 36th month following commencement of this obligation.

BOTH PARTIES ACKNOWLEDGE THEIR UNDERSTANDING AND AGREEMENT THAT A VIOLATION OF THE PAYMENT PROVISIONS RELATING TO THE $175,000 AMOUNT PAID FOR THE ASSETS, OTHER THAN THE REAL ESTATE, SHALL BE A DEFAULT UNDER THE TERMS OF THE CONTRACT FOR DEED RELATING TO THE REAL ESTATE TO BE TRANSFERRED THEREUNDER AND SHALL ENTITLE THE SELLER TO THE POSSESSION OF THE REAL ESTATE UNDER THE DEFAULT PROVISIONS OF THE CONTRACT FOR DEED. PURCHASER UNDERSTANDS AND ACKNOWLEDGES PURCHASER'S AGREEMENT THAT A DEFAULT UNDER THE TERMS OF THE CONTRACT FOR DEED WOULD CHANGE THE PURCHASER'S LEGAL STATUS AS A PURCHASER FOR OWNERSHIP OF THE REAL ESTATE, WHICH IS THE SUBJECT MATTER OF THE CONTRACT FOR DEED TO THE LEGAL STATUS OF A MONTH TO MONTH TENANT IN POSSESSION OF THE REAL ESTATE.

In order to secure repayment of the required $100,000, Seller has provided a ownership & encumbrance certificate.

2.6. Allocation of the Purchase Price. The Purchase Price shall be allocated amongst the Assets as provided in Schedule A attached hereto, and each party shall file in a manner consistent therewith (i) the reports required under
Section 1060 of the Internal Revenue Code of 1986, as amended, and (ii) their respective Federal, state and local tax returns.

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3. DOCUMENTS TO BE DELIVERED AT CLOSING

3.1. At the Closing:

A. Seller shall execute and deliver to Purchaser a Bill of Sale fully executed and in the form of Exhibit C attached hereto, conveying, selling, transferring and assigning to Purchaser all of the Assets free and clear of any and all defects, liens, encumbrances, charges and equities whatsoever. Seller shall also provide Purchaser with a warranty deed transferring title to the property.

B. Seller shall execute or endorse and deliver to Purchaser other duly executed separate instruments of sale, assignment or transfer, including, but not limited to assignments of contract rights or leases in form suitable, where appropriate, for filing or recording with the appropriate office or agency for various items of the Assets or other rights of Seller to be conveyed hereunder, where, in Purchaser's reasonable judgment, the same are necessary or desirable in order to vest or evidence title hereto in Purchaser.

C. Purchaser shall pay the Purchase Price for the Assets in accordance with the terms of Section 2 hereof.

D. Seller shall deliver to Purchaser copies, certified by the Secretary of Seller of (i) certificates of good standing in the jurisdiction of the Seller's incorporation and in each other jurisdiction in which the Seller is doing or transacting business, (ii) the unanimous written consent of the Board of Directors and the stockholders of Seller authorizing this Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby; and (iii) a certification signed by the Company's President and Secretary that there are no liens or encumbrances on any of the assets to be transferred.

E. Seller shall deliver to the Purchaser all books and records of the Seller relating to the Seller's Business, the Customers, the Assets and the Assumed Liabilities.

F. Seller shall deliver to the Purchaser all necessary consents of third parties to the execution and delivery of this Agreement and the consummation of the transactions contemplated including, without limitation, the written consent of the Landlord for the assignment of the Seller's leasehold obligation at its Business location.

4. CLOSING.

The Closing of the transactions contemplated by this Agreement, and all deliveries to be made at such time in connection therewith, shall take place at mutually agreed upon between the parties upon the satisfaction of all of the conditions set forth in this Agreement, such Closing to take place by delivery to such counsel of executed counterparts of this Agreement and all other documents, instruments and certificates required to be delivered by Seller or Purchaser at the Closing (Said Closing and said date thereof, herein referred to as the Closing and the Closing Date, respectively). The effective date of this Agreement shall be the date of execution by the last signatory to this Agreement.

5. REPRESENTATIONS AND WARRANTIES BY SELLER.

5.1. Seller represents and warrants to Purchaser as follows:
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A. Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

B. Authorization and Validity of Agreement. Seller has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been duly authorized by all necessary corporate action, and no other proceeding on the part of Seller is necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Seller and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms.

C. The execution, delivery and performance of the Purchase Documents by Seller, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice or the lapse of time or both:

(i) Violate any provision of law, statute, rule or regulation to which Seller is subject,

(ii) Violate any judgment, order, writ or decree to which Seller is a party or by which it is or may be bound; or

(iii)To the knowledge of Seller, result in the breach of or conflict with any term, covenant, condition or provision of, or result in the modification or termination of, or constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets being purchased hereunder, under the corporate charter or by-laws or any other agreement, understanding or instrument to which Seller is a party or by which it is or may be bound or affected.

D. All necessary corporate action has been taken by Seller to authorize the execution, delivery, and performance of the Purchase Documents. The Purchase Documents have been duly and validly authorized, executed and delivered by Seller and constitute the valid and binding obligation of Seller enforceable against it in accordance with their respective terms.

E. All consents and approval required for transferring the Assets to Purchaser hereunder and for assigning the agreements, including without limitation all amendments, modifications, and supplements, whether written or oral (AGREEMENTS) and for performing Seller's obligations under the Purchase Documents have been obtained or will be obtained. No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the Purchase Documents.

F. Seller acknowledges that the Assets being transferred per Schedule "A" are owned free and clear of all liens and encumbrances, are not encumbered by any liens or the subject matter of any known or anticipated litigation Seller further acknowledges and agrees that the Purchase Price paid by Purchaser for Seller's Assets is fair and adequate consideration.

G. Seller has conducted its business in compliance with all applicable federal, state and local laws, regulations and ordinances.

H. Seller has not received any notice that it is infringing upon the research, development, processes, methods, techniques, inventions, know how patents, patent rights, trade name, trademarks or service marks of any other party.

I. Seller is not a party to any written or oral employment, agency or commission agreement with any of its employees that cannot be terminated upon the closing date of this transaction without penalty. No employee, director, officer or stockholder (or any current or former family member thereof) of Seller, either individually or in any other capacity, has a claim of any kind against the Seller, and Seller has no obligation with respect to such person or entity, except the right to current salary or wages, accrued vacation pay, and reimbursable expenses arising in the ordinary course of business. Seller does not contribute to or sponsor any employee welfare or benefit plans, and is not subject to any collective bargaining agreement, for employees.
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J. Sophisticated Investor. Seller is a sophisticated investor and understands the risks and uncertainties involved with the receipt of any TELS securities. Seller has had an opportunity to discuss the operations of both TELS and Purchaser's business with management and has been provided with any requested information. Seller has also reviewed TELS's filings on the SEC EDGAR database located at www.sec.gov.

K. Seller has paid all personal and intangible property taxes due as a result of the ownership of the assets and there are no amounts due and owing for personal property or intangible property taxes.

L. There is no (and has not been since its inception) claim, litigation, action, suit, or proceeding, administrative or judicial, pending or threatened against or affecting Seller, or involving any of the Assets, at law or in equity or before any foreign, federal, state, local or other governmental authority, including, without limitation, any claim, proceeding, or litigation for the purpose of enjoining or preventing the consummation of this Agreement, or the transactions contemplated hereby, or otherwise claiming this Agreement, or any of the transactions contemplated hereby or the consummation thereof, is illegal or otherwise improper, nor to Seller's knowledge is there any basis upon which any such claim, litigation, action, suit or proceeding could be brought or initiated. Seller is not (and has not been within the past three years) subject to or in default under any judgment, order, writ, injunction or decree of any court or any governmental authority, and no replevins, attachments, or executions have been issued or are now in force against Seller. No petition in bankruptcy or receivership has ever been filed by or against Seller.

M. No Brokers. Seller does not have nor will it have any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

N. Accuracy of Representations. No representation or warranty contained in this
Section 5 contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1. Purchaser represents and warrants to Seller as follows:

A. Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

B. Authorization and Validity of Agreement. Purchaser has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder have been duly authorized by all necessary corporate action, and no other proceeding on the part of Purchaser is necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Purchaser and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms.

C. No Conflict or Violation. The execution, delivery and performance by Purchaser of this Agreement does not and will not violate or conflict with any provision of the Articles of Incorporation or By-Laws of Purchaser, and the execution, delivery and performance by Purchaser of this Agreement does not and will not violate any provision of law, rule or regulation, or any order, judgment or decree of any court or other governmental or regulatory authority, nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, agreement or instrument to which Purchaser is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the cancellation, modification, revocation or suspension of any material licenses, permits or approvals.

D. No Brokers. Purchaser does not have nor will it have any obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. E. Accuracy of Representations. No representation or warranty contained in this Section 6 contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

7. CONDITIONS TO THE OBLIGATIONS OF SELLER TO CLOSE

7.1 All obligations of Seller hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

A. Representations and Warranties. All representations and warranties made in this Agreement by Purchaser shall be true and correct as of the Closing Date in all material respects.

B. Performed Commitments. Purchaser shall have tendered the required documents and certificates at the Closing as set forth in Section 3 hereof.

C. Purchase Price. The Purchase Price or that portion due on Closing described in Section 2.3 hereof shall have been paid by Purchaser.

D. Corporate Approval. All corporate action necessary to authorize (A) the execution, delivery and performance by Purchaser of this Agreement and any other agreements or instruments contemplated hereby to which Purchaser is a party and
(B) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Purchaser, and the Seller shall have been furnished with copies of all applicable resolutions adopted by the board of directors of Purchaser, certified by the Secretary of Purchaser.

The Seller may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing.

8. CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO CLOSE

8.01 All obligations of Purchaser hereunder are, at the option of Purchaser, subject to the conditions that, at the Closing Date:

A. Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date in all material respects.

B. Performed Commitments. Seller shall have performed all commitments hereunder up to the Closing Date and shall have tendered the required documents, instruments and certificates as set forth in Section 3 hereof.

C. No Litigation. No action suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which may affect the right of Purchaser to own, operate or control the Assets and the Seller's Business, after the Closing Date

D. Corporate Approval. All corporate action, necessary to authorize (A) the execution, delivery and performance by the Seller of this Agreement and any other agreements or instruments contemplated hereby or thereby to which Seller is a party and (B) the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Seller, and Purchaser shall have been furnished with copies of all applicable resolutions of Seller certified by the Secretary or Assistant Secretary of the Seller.

E. Approvals and Consents. The Seller shall have obtained the approvals, consents and authorizations of all third parties and/or governmental agencies necessary for the communication of the transactions contemplated hereby in accordance with the requirements of applicable laws and agreements.

F. Leases. (If applicable.) Seller shall at its own cost and expense assign the current existing lease to the Purchaser and obtain all required landlord consents. Any costs assessed by the Landlord in the assignment of the leasehold obligation shall be borne by Seller. In the alternative, Purchaser may prior to Closing negotiate a new lease for the premises. Nothing contained herein shall be construed to impose any liability on the Purchaser for any rental obligations accruing prior to Closing.

G. Employment Agreements/Non-Compete. Purchaser shall enter into an employment agreement with W. H. Williams for a term of one year at a salary of $35.00 per hour. The agreement may be terminated either with or without cause by Purchaser on thirty (30) days prior written notice. Mr. Williams will also at closing execute a non-compete and non-solicitation agreement. All other officers or shareholders of Seller shall execute non-compete agreements on closing

H. Audit Requirement. Purchaser shall pay for the cost of an audit of sellers financial statement. This agreement will not be amended by any reason of the said audit findings.

The Purchaser may waive any condition specified in this Section 8 if it executes a writing so stating at or prior to the Closing.

9. INDEMNIFICATIONS

9.01 Seller agrees to indemnify and hold harmless Purchaser from:

A . Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenants on the part of Seller under this Agreement.

B. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys fees, expenses incident to any of the foregoing.

C. Any and all liabilities as they relate to the personal property being transferred under this Purchase and Sale Agreement which are not specifically set forth.
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9.02 Purchaser agrees to indemnify and hold Seller harmless from:

A. Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or non- fulfillment of any covenant on the part of Purchaser under this Agreement B. Any and all actions, suits, proceeding, demands, assessments, judgments, costs, reasonable attorney's fees and expenses incident to any of the foregoing.

9.03 Any party having an indemnification claim hereunder (Indemnitee) shall give the other party (Indemnitor) prompt notice in writing of any claim by any third party which gives rise to a claim for indemnification hereunder, and of any alleged breach of any of the representations and warranties contained in this Agreement. As to any alleged breach of the representations or warranties, written notice shall contain a statement setting forth the nature of the alleged breach or breaches. The Indemnitor shall have thirty (30) days after the delivery of such notice to cure or contest any such claim by a third party or any such alleged breach or breaches. At its option, to be exercised within thirty (30) days of such notice, the Indemnitor may defend against any such action or proceeding with counsel of its choice, at the Indemnitor's expense, it being understood, however, that the Indemnitor's designation of counsel shall be subject to the approval of the Indemnitee, which approval shall not be unreasonably withhold. Additionally, at its own expense the Indemnitee may participate in any such defense with counsel of its choice. As long as the defense is being handled by the Indemnitor, the Indemnitee shall not settle any such claim, action or proceeding without prior written consent of the Indemnitor, except that if the Indemnitee does elect to settle the matter without such consent, the Indemnitor shall be released from the terms of this indemnification. Notwithstanding the foregoing, in the event the Indemnitor elects not to defend any such claim, action, or proceeding, the Indemnitee may do so, in which event the Indemnitor shall continue to indemnify the Indemnitee for any liabilities, losses and damages incurred by the Indemnitee, including any settlement payments and for the reasonable costs and expenses of this counsel.

9.04 All indemnifications made herein by Purchaser and Seller shall survive the closing of this transaction and shall inure to the benefit of the Purchaser's and Seller's heirs, assigns, agents, principals, members and/or shareholders.

10. TERMINATION DEFAULT REMEDIES

10.01. Termination. If either Purchaser or Seller materially defaults in the due and timely performance of any of its warranties, covenants or agreements or in the event of the failure to satisfy or fulfill any of the conditions, the non-defaulting party may on the Closing Date give notice of termination. The notice shall specify the default or defaults upon which the notice is based. The termination shall be effective ten (10) days after the Closing Date, unless the specified default or defaults have been cured on or before the effective date of the termination.

10.02. Default Remedies. Notwithstanding Section 10.01, in the event of a default, the non-defaulting party may seek specific performance of this Agreement against the defaulting party from a court of competent jurisdiction, or alternatively, such non-defaulting party may seek damages from the defaulting party.

11. MISCELLANEOUS

11.01 Waiver. This Agreement may be assigned by Purchaser without the prior written consent of Seller.

11.02 Survival. The representations and warranties of the Purchaser and Seller set forth in Sections 5 and 6 of this Agreement, the indemnities set forth in
Section 9 of this Agreement, and the conditions set forth in Sections 7 and 8 of this Agreement, shall survive termination of, the Closing under, or performance under this Agreement, forever, until fully performed, discharged and/or subject to applicable statutes of limitation.

11.03 Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All exhibits hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

11.04 Governing Law, Jurisdiction and Venue. The validity, construction and performance of this Agreement, and the legal relations between the parties to this Agreement, each shall be governed by and construed in accordance with the laws of the State of Kansas (excluding that body of law applicable to choice of laws). Each of the parties hereby agrees that, except for any appeals, the sole and exclusive venue for any and all disputes relating to this Agreement, its making, construction, validity, enforceability and/or performance shall be in the state courts sitting in the jurisdiction where Purchaser's principal place of business is located and each hereby voluntarily consents to the personal jurisdiction of said courts and waives any and all objections to such personal jurisdiction and/or venue.

11.05 Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or to remedy its breach, the prevailing party in such action or proceeding shall be entitled to recover its actual attorney's fees and other costs incurred in the action or proceeding, in addition to such other relief to which it may be entitled.

11.06 Headings and References. Headings are included solely for convenience, are not themselves to be considered a part of the terms and conditions of this Agreement and are not intended to be full and accurate descriptions of the contents thereof. Any reference to a paragraph shall be construed to refer to all subparts and/or other portions of that paragraph.

11.07 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

11.08 Notices. All notices relating to this Agreement must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified on the first page of this Agreement or such updated address as either party may subsequently designate by notice in writing. Notice shall be effective immediately upon receipt.

11.09 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

11.10 Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. All state and local sales, transfer, excise, value-added or other similar taxes, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Assets, shall be borne by the Seller. Audit fees will be paid by Purchaser.

11.11 Finders Fees. Neither Seller nor Purchaser has incurred nor will either incur any liabilities for finder's fees or commission of any nature whatsoever in connection with the transactions contemplated hereunder.

11.12 Additional
Documentation: The parties agree that without the payment of additional consideration, each party will provide the other with such information as may be necessary to carry out the terms and conditions of this Agreement.

11.13 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The law firm of Newman, Pollock & Klein, LLP represented Purchaser in connection with the drafting of this Agreement, and Seller was represented by counsel of his own or elected not to be represented by counsel. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word (ncluding) shall mean including without limitation.

11.15 Gender. All references to the male, female or neutral shall be amended to the proper reference as the context requires.

11.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

11.17 Knowledge. For purposes of this Agreement, a Person shall be deemed to have (knowledge) of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter.

11.18 Force Majeure. Neither of the parties shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to failure of suppliers or subcontractors to furnish equipment, software, parts or labor, war, sabotage, insurrection, riots, civil disobedience and the like, acts of governments and agencies thereof, labor disputes, accidents, fires or Acts of God. In such event, the delayed party shall perform its obligations hereunder within a reasonable time after the cause of the failure has been remedied, and the other party shall be obligated to accept such delayed performance. During any period that performance of its obligations by one party is delayed or suspended pursuant to this Paragraph 11.18, the performance of the obligations of the other party shall be similarly delayed or suspended, including, without limitation, any obligation of a party to pay money owed based on delayed performance of obligations of the other party.

11.19 Binding Effect/Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal on the day and year first above written.

SELLER:
ATTEST: W.H. WILLIAMS, CPA , INC.

BY: ________________________________
ITS: President


PURCHASER:
ATTEST: HAMPTON & HAMPTON, P.A.

BY: _________________________________
ITS: President



STATE OF KANSAS )
                ) ss.
COUNTY OF PRATT )

         On this 30 day of September, 2004, before me, a Notary Public in and for said state, personally appeared Willis Williams who declares himself president of W.H. Williams, CPA, Inc. known to me to be the persons who executed the within authorization, and acknowledged to me that they executed the same for the purposes therein stated.

                                                   ----------------------------
                                                   Notary Public
My Commission Expires:



STATE OF KANSAS    )
                   ) ss.
COUNTY OF PRATT    )

         On this 30 day of September, 2004, before me, a Notary Public in and for said state, personally appeared Von Hampton who declares himself president of Hampton & Hampton P.A., known to me to be the person who executed the within authorization, and acknowledged to me that they executed the same for the purposes therein stated.

                                                   ----------------------------
                                                   Notary Public
My Commission Expires:

                               CONTRACT FOR DEED


         THIS CONTRACT FOR DEED, made and entered into on this 30 day of September, 2004 between Willis H. Williams and Rebecca L. Williams, husband and wife, party of the first part, hereinafter called the Sellers, and Hampton & Hampton P.A., party of the second part, hereinafter called the Buyer.

         WITNESSETH:

         1. In consideration of the promises, covenants and conditions hereinafter set forth, Sellers and Buyer mutually agree as follows: 1) Sellers hereby sell and agree to convey to said Buyer for the stated purchase price the following described land, situated in the County of Johnson, State of Kansas, to-wit:

         LOTS 9 AND 10, BLOCK 12, BURRIS AND OCHELTREE ADDITION, TO THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS.

         2. The Buyer, in consideration of Sellers' agreement to sell, convey, transfer and assign to Buyer the above described real property agree to pay to Sellers the purchase price of One Hundred Thousand Dollars ($100,000.00) as follows:

         a. Upon the execution of this Contract for Deed the payment of all obligations agreed to by Buyer in the Asset Purchase Agreement between the Buyer and Seller of even date herewith.

         b. A Promissory Note in the amount of One Hundred Thousand Dollars ($100,000.00). A copy of this Promissory Note shall be attached hereto as Exhibit A and incorporated herein by reference. This Promissory Note shall bear a simple annual interest rate of 8.5% with payments of $1,200 per month for a period of 122 months with a balloon payment due after the expiration of the 36 month of all outstanding interest and principal of that date.

3. Sellers shall cause to be prepared and shall execute and place in escrow with

   First National Bank in Pratt
------------------------------------------------------
at the date of this Agreement an executed Warranty Deed conveying the above-described real property to Buyer and subject to full compliance by Buyers to the terms of this agreement. Said Warranty Deed shall be delivered to Buyer immediately following the date of payment of the entire balance of the principal and interest and outstanding expenses for taxes, and insurance owing under the terms of this contract pursuant to the provisions of the Escrow Agreement, a copy thereof attached hereto and incorporated herein as though fully set forth herein.

4. Buyer shall cause to be prepared and shall execute and place in escrow with

   First National Bank in Pratt
------------------------------------------------------
on the date of this Agreement is executed, a Quit-Claim Deed, containing a release by Buyers of any and all rights to the real estate which is the subject of this Contract for Deed. Said Quit Claim Deed shall be delivered to the Sellers immediately following the date that Sellers exercise their option to declare this Agreement to be null and void. The escrow agent shall release the Quit Claim Deed to Sellers pursuant to the provisions of the escrow Agreement, a copy thereof attached hereto and incorporated herein as though fully set forth herein.

         5. Buyers accept the improvements on the above legally described real property as is and in their current condition, Seller making no covenants or warranties as to the structural soundness or stability of said improvements. Buyers hereby acknowledge that all opportunities for mechanical, termite and any or all other physical inspections have been provided to Buyers by Seller and Buyers hereby accept full responsibility for any and all inspections desired by Buyers.

         6. Sellers, at the expense of Buyers, shall keep the improvements now existing or hereafter erected on the property insured against fire, hazards including with the term "extended coverage" and any other hazards for which Sellers or Lender may require insurance. This insurance shall be maintained in the amount not less than One Hundred percent (100%) of the value of the improvements now existing and for the period that this contract is in existence. Buyers shall reimburse Sellers for all costs associated with insuring the property.

         7. Buyer shall protect, indemnify and save harmless from and against all and any liability and expense of any kind arising from injuries or damages to persons of property on the premises arising out of or resulting in any way from any act or omission of Buyer, its agents, servants and employees, in the use of the premises during the term of this Contract for Deed.

         8. Buyer agrees to promptly notify Sellers of any claim, action, proceeding or suit instituted or threatened against the Buyer or Sellers with respect to the real property which is the subject of this Contract for Deed. In the event Sellers is made a part to any action for damages which Buyer has herewith indemnified Sellers against, then Buyer shall pay all costs and shall provide effective counsel in such litigation or shall pay, at Sellers' option, the attorney fees and costs incurred in connection with said litigation by Sellers.

         9. Buyer agrees to maintain at its expense at all times during the terms of this Contract for Deed full liability insurance protecting and indemnifying Sellers and naming Sellers as additional insured in an amount not less than One Hundred Thousand Dollars ($100,000.00) per person and One Hundred Thousand Dollars ($100,000.00) per accident for injuries or damages to persons, and not less than One Hundred Thousand Dollars ($100,000.00) damage or destruction of property, written by insurers licensed to do business in the State of Kansas.

         10. Unless Sellers and Buyer otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the property damaged, if the restoration or repair is economically feasible and Sellers' security is not lessened. If the restoration or repair is not economically feasible or Sellers' security would be lessened, the insurance proceeds shall be applied to the sums payable under the Promissory Note which Buyer has assumed in accordance with this Contract for Deed.

         11. Buyer is to pay all taxes and special assessments hereinafter becoming due and payable against said land and all improvements made thereon. If said Buyer fails to pay any such taxes or special assessments before penalty or interest accrues thereon, or when the same may or should be paid, or if said land or any part thereof be sold for non-payment of taxes or special assessments, then the Sellers may pay such delinquent taxes or special assessments or redeem the property from any tax sale, in which event the Buyer shall re-pay the amount or amount so expended by Sellers from the dates of expenditure by Sellers. In the event Sellers are required to pay taxes or special assessments after becoming due and payable against said land and all improvements made thereon, then Buyer agrees to reimburse Sellers immediately after proof of payment of said taxes or special assessments have been paid by Sellers. In the event Buyer fails or refuses to make payments required under this paragraph then in that event, Buyer agrees that Sellers shall have all remedies available to Sellers with this Contract for Deed.

         12. If Buyer fails to make any payment required under this Contract for Deed within ten (10) days from the due date thereof or fails in any manner to comply with the terms of this Agreement, Sellers shall notify Buyer in writing, United States registered mail, to Buyer at the address which is used for the Real Estate which is the subject matter of this Contract for Deed, of said failure to make such payments or contended non-compliance and Buyer shall have thirty (30) days following receipt of said notice to comply with the terms of this Agreement. If Buyer do not comply with the terms of this Agreement by the end of such thirty (30) day period then Sellers shall have the option to declare this Agreement to be null and void, in such event, neither Sellers nor Buyer shall be further bound by this Agreement thereafter. If such would occur, all amounts theretofore paid by Buyer to Sellers under the terms of this Contract for Deed would be forfeited as liquidated damages and as rent and not as a penalty. It is expressly understood and agreed between Buyer and Sellers that time is of the essence of this Contract and that if Buyer shall, prior to transfer of Warranty Deed as above specified, fail to pay any installments, interest, taxes, lien or other payment when said amount shall become due and payable, and after proper notice is given, then the amount theretofore paid by the Buyer shall be forfeited to the Sellers as liquidated damages for breach of this Contract and on such default, it will be lawful and proper for the Sellers and/or Assigns to take possession of said premises.

         13. Sellers and Buyer agree to execute all instruments as may be necessary to effectively carry out the purpose and intent of this Agreement.

         14. This contract shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, executors and assigns.

         15. It is mutually agreed that the Buyers shall receive possession of said premises immediately upon execution of this Agreement.

         16. This Agreement may not be sold or assigned by Buyer.

         17. Buyer shall pay all recording fees and mortgage recording taxes, if any.

         18. The remedies herein provided shall be cumulative and not exclusive. Failure of Sellers to exercise any remedy at any time shall not operate as a waiver of the right of Sellers to exercise any remedy for the same or any subsequent default at any time thereafter.

         19. The Buyer shall, at the Buyer's own expense, keep the premises in good order, condition, and repair during the period of time in which Buyer has outstanding payment obligations to Sellers under this Contract for Deed. Buyer shall be responsible for all damages, normal wear and tear excepted, which occur on the real estate building and appurtenances prior to full payment of obligations to the Sellers under this Contract for Deed. Buyer shall be responsible for damages caused by waste during the period of time in which Buyer has outstanding payment obligations to Sellers and Buyer agree to repair, maintain and return the building and appurtenances to Sellers in a condition similar to that which Buyer received said property in the event Buyer defaults under this contract in the payment o those obligations outlined in all other paragraphs of this Contract for Deed.

         IN WITNESS WHEREOF, the parties have executed this Contract for Deed the day and year first above written.

SELLER:

/s/ Willis H. Williams
----------------------
Willis H. Williams


SELLER:

/s/ Rebecca L. Williams
-----------------------
Rebecca L. Williams

BUYERS:  HAMPTON & HAMPTON P.A.

ATTEST:  /s/ Von Hampton
         ---------------
BY:      Von Hampton
ITS:     President

STATE OF KANSAS )
                )ss.
COUNTY OF PRATT )

         On this 30 day of September, 2004, before me, a Notary Public in and for said state, personally appeared Von Hampton, President of Hampton & Hampton P.A. known to me to be the persons who executed the within authorization, and acknowledged to me that they executed the same for the purposes therein stated.

                                                    /s/ Dana D. McDiffett
                                                    ---------------------
                                                    Notary Public
                                        My Commission Expires: 4-23-06

STATE OF KANSAS  )
                 ) ss.
COUNTY OF PRATT  )

         On this 30 day of September, 2004, before me, a Notary Public in and for said state, personally appeared Willis Williams and Rebecca L. Williams, husband and wife, known to me to be the person who executed the within authorization, and acknowledged to me that they executed the same for the purposes therein stated.

                                                    /s/ Dana D. McDiffett
                                                    ---------------------
                                                    Notary Public
                                        My Commission Expires: 4-23-06